Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NovoCure Limited Employee Share Purchase Plan and the NovoCure Limited 2015 Omnibus Incentive Plan of our report dated February 23, 2017, with respect to the consolidated financial statements of NovoCure Limited, included in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ KOST FORER GABBAY AND KASIERER KOST FORER GABBAY AND KASIERER
May 2, 2017	member of Ernst & Young Global